FORTUNE NATURAL RESOURCES CORPORATION
                            (a Delaware Corporation)


                                     BYLAWS


                                    ARTICLE I
                                     OFFICES
                                     -------


               Section 1.1.  Registered Office.
                             -----------------

               The registered office of Fortune Natural Resources Corporation (the "Company") in the State of Delaware shall be located at the principal place of business in that state of the corporation or individual acting as the Company's registered agent in the State of Delaware.

               Section 1.2.  Principal Executive Office.
                             --------------------------

               The principal executive office of the Company shall be located at 1661 Lincoln Boulevard, Santa Monica, California 90404.

               Section 1.3.  Other Offices.
                             -------------

               The Company may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors from time to time may designate or the business of the Company may require.

                                   ARTICLE II
                             MEETING OF STOCKHOLDERS
                             -----------------------

               Section 2.1.  Date, Time and Place.
                             --------------------

               Meetings of stockholders of the Company shall be held on such date and at such time and place, either within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the written notice of the meeting or in a duly executed written waiver of notice of the meeting.

               Section 2.2.  Annual Meetings.
                             ---------------

               Annual meetings of stockholders for the election of directors to the Board of Directors and for the transaction of such other business as may be stated in the written notice of the meeting or as may properly come before the meeting shall be held on such date and at such time and place either within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the written notice of the meeting or in a duly executed written waiver of notice of the meeting.

               Section 2.3.  Special Meetings.
                             ----------------

               Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, may be called by the Board of Directors, the Chairman of the Board or the President. Special meetings of stockholders shall be called by the Chairman of the Board or the Secretary at the written request of stockholders holding a majority of the aggregate number of shares of the common stock of the Company issued and outstanding and entitled to vote at such meeting. Such written request shall state the purpose or purposes for which the special meeting is called. The place, date and time of a special meeting shall be fixed by the Board of Directors or the officer calling the meeting and shall be stated in the written notice of such meeting, which notice shall state the purpose or purposes for which the meeting is called. Business transacted at a special meeting shall be confined to the purpose or purposes stated in the written notice of meeting and matters germane thereto.

               Section 2.4.  Notice of Meetings.
                             ------------------

               Written notice of the place, date, and time of, and the general nature of the business to be transacted at, a meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting, in the manner prescribed by Section 6.1 of these Bylaws, not less than ten (10) nor more than sixty (60) days prior to the date of the meeting.

               Section 2.5.  Stockholder List.
                             ----------------

               The Secretary or other officer in charge of the stock ledger of the Company shall prepare and make, at least ten (10) days prior to a meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock of the Company registered in the name of each stockholder. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the place and time of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

               Section 2.6.  Voting Rights.
                             -------------

               In order that the Company may determine the stockholders entitled to notice of, and to vote at, a meeting of stockholders or at any adjournment(s) thereof or to express consent or dissent to corporate action in writing without a meeting, the Board of Directors may fix a record date in the manner prescribed by Section 9.1 of these Bylaws. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in the manner prescribed by Section 2.7 of these Bylaws. Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these Bylaws, each holder of common stock entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting shall be entitled to one vote for each share of such stock registered in such stockholder's name on the books and records of the Company as of the record date.

               Section 2.7.  Proxies.
                             -------

               Each proxy shall be in writing and shall be executed by the stockholder giving the proxy or by such stockholder's duly authorized attorney. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy expressly provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his or her legal representative or assigns, except in those cases where an irrevocable proxy permitted by the General Corporation Law of the State of Delaware shall have been given.

               Section 2.8.  Quorum and Adjournment(s) of Meetings.
                             -------------------------------------

               Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these Bylaws, a majority of the aggregate number of shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders. If such majority shall not be present in person or represented by proxy at a meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until holders of the requisite number of shares of stock entitled to vote at the meeting shall be present in person or represented by proxy. When a meeting of stockholders is adjourned to another place, date, or time, notice need not be given of the adjourned meeting if the place, date, and time of such adjourned meeting are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present in person or represented by proxy, stockholders may transact any business that might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment(s) thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

               Section 2.9.  Required Vote.
                             -------------

               Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these Bylaws, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at a meeting of stockholders at which quorum is present and entitled to vote on the subject matter (including, but not limited to, the election of directors to the Board of Directors) shall be the act of the stockholders with respect to the matter voted upon.

               Section 2.10. Notice of Stockholder Business and Nominations.
                             ----------------------------------------------

               (A) ANNUAL MEETINGS OF STOCKHOLDERS. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 2.4 of these By-laws, (b) by or at the direction of the Chairman of the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) of this By-law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

                    (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than sixty days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meetings if first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and or record by such stockholder and such beneficial owner.

                    (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

               (B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section
2.4 of these By-laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting by or at the direction of the Board of Directors or by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph
(A)(2) of this By-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

               (C) GENERAL. (1) Only persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to service as director and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-law and, if any proposed nomination or business is not compliance with this By-law, to declare that such defective proposal or nomination shall disregarded.

                    (2) For purposes of this By-law "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                    (3) Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE III
                                    DIRECTORS
                                    ---------

               Section 3.1.  Board of Directors.
                             ------------------

               The business and affairs of the Company shall be managed by, or under the direction of, a Board of Directors. The Board of Directors may exercise all such powers of the Company and do all such lawful acts and things on its behalf as are not by the General Corporate Law of the State of Delaware, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by stockholders.

               Section 3.2.  Number, Election and Tenure.
                             ---------------------------

               The number of directors which shall constitute the whole Board of Directors is hereby fixed at seven. In no event shall the total number of directors which shall constitute the whole Board of Directors be fixed by the Board of Directors at less than three (3). The Board of Directors shall not at any time decrease the total number of directors which shall constitute the whole Board of Directors if to do so would shorten the term of any incumbent director.

               With the exception of the first Board of Directors which shall be elected by the incorporator of the Company, and except as provided otherwise in these Bylaws, directors shall be elected at the annual meeting of stockholders. The directors shall be divided as equally as the total number of directors will permit into three classes. At the election of the first Board of Directors, the directors of the first class shall be elected for a term of one year; the directors of the second class for a term of two years; and the directors of the third class for a term of three years. A each annual election thereafter, the successors to the class of directors whose term shall expire that year shall be elected to hold office for the term of three years, so that one-third of the Board of Directors shall be elected annually. Each director shall hold office until the annual meeting of stockholders next succeeding his or her election or appointment and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

               Section 3.3.  Resignation and Removal.
                             -----------------------

               Any director or member of a committee of the Board of Directors may resign at any time upon written notice to the Board of Directors, the Chairman of the Board, or the President. Unless specified otherwise in the notice, such resignation shall take effect upon receipt of the notice by the Board of Directors, the Chairman of the Board, or the President. The acceptance of a resignation shall not be necessary to make it effective. Any director may be removed, either with or without cause, as provided by the General Corporation Law of the State of Delaware.

               Section 3.4.  Vacancies and Newly-Created Directorships.
                             -----------------------------------------

               Vacancies occurring for any reason and newly-created directorships resulting from an increase in the authorized number of directors which shall constitute the whole Board of Directors, as fixed pursuant to
Section 3.2 of these Bylaws, shall be filled by the election of a new director or directors at a special meeting of stockholders called for such purpose. Any director so chosen shall hold office until the annual meeting of stockholders next succeeding his or her selection or appointment and until his or her successor shall be elected and qualified, or until his or her earlier resignation or removal.

               Section 3.5.  Compensation.
                             ------------

               Each director on the Board of Directors and on any committee thereof shall receive for services rendered as a director and committee member such reasonable compensation, if any, as may be fixed from time to time by the Board of Directors. The directors and committee members also may be paid their reasonable expenses, if any, in attending meetings of the Board of Directors or any committee thereof. Nothing in these Bylaws shall be construed to preclude any director from serving the Company in any other capacity as an officer, agent or otherwise and receiving compensation therefor.

                                   ARTICLE IV
                        MEETING OF THE BOARD OF DIRECTORS
                        ---------------------------------

               Section 4.1.  Date, Time and Place.
                             --------------------

               Meetings of the Board of Directors shall be held on such date and at such time and place, either within or without the State of Delaware, as shall be determined by the Board of Directors pursuant to these Bylaws.

               Section 4.2.  Annual Meetings.
                             ---------------

               After the annual meeting of stockholders, the newly elected Board of Directors may hold a meeting, on such date and at such time and place as shall be determined by the Board of Directors for the purpose of organization, election of officers and such other business that may properly come before the meeting. Such meeting may be held without notice.

               Section 4.3.  Regular Meetings.
                             ----------------

               Regular meetings of the Board of Directors may be held without notice on such date and at such time and place as shall be determined from time to time by the Board of Directors.


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
               Section 4.4.  Special Meetings.
                             ----------------

               Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, the President or the Secretary by means of oral, telephonic, written telegraphic, cable or other similar notice, duly given, delivered, sent or mailed to each director, in the manner prescribed by Section 6.1 of these Bylaws. Special meetings of the Board of Directors may be held at any time without notice if all of the directors are present or if those directors not present waive notice of the meeting in writing either before or after the date of the meeting.

               Section 4.5.  Quorum.
                             ------

               A majority of the whole Board of Directors  as fixed  pursuant to
Section 3.2 of these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum shall not be present at a meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               Section 4.6.  Required Vote.
                             -------------

               Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the affirmative vote of a majority of the directors present at a meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors with respect to the matter voted upon.

               Section 4.7.  Action Without Meeting.
                             ----------------------

               Any action required or permitted to be taken at a meeting of the Board of Directors, or committee thereof, may be taken by directors without a meeting if all of the members of the Board of Directors, or committee thereof, consent thereto in writing and such writing is filed with the minutes of proceedings of the Board of Directors, or committee thereof.

               Section 4.8.  Telephone Meetings.
                             ------------------

               Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or committee thereof, by means of conference telephone or similar communications equipment by means of which all of the members participating in the meeting can hear each other. Participation by members of the Board of Directors, or any committee thereof, by such means shall constitute presence in person of such members at such meeting.


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

                                    ARTICLE V
                      COMMITTEES OF THE BOARD OF DIRECTORS
                      ------------------------------------

               Section 5.1.  Designation and Powers.
                             ----------------------

               The Board of Directors may designate one or more committees from time to time in its discretion, by resolution passed by the affirmative vote of a majority of the whole Board of Directors as fixed pursuant to Section 3.2 of these Bylaws. Each committee shall consist of one or more of the directors on the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company and may authorize the corporate seal of the Company affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation or these Bylaws, adopting an agreement of merger or consolidation, recommending to stockholders the sale, lease, or exchange of all or substantially all of the Company's assets, or recommending to stockholders a dissolution of the Company or a revocation of a dissolution; and, unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Company or any class or series of stock. Each committee shall keep regular minutes of its meetings and shall report the same to the Board of Directors when requested to do so.

                                   ARTICLE VI
                                     NOTICES
                                     -------

               Section 6.1.  Delivery of Notice.
                             ------------------

               Notices to stockholders and, except as permitted below, to directors on the Board of Directors shall be in writing and may be delivered by mail or by messenger. Notice by mail shall be deemed to be given at the time when such notice is deposited in a United States post office or letter box, enclosed in a postpaid sealed wrapper, and addressed to stockholder or director at his respective address appearing on the books and records of the Company, unless such stockholder or director shall have filed with the Secretary a written request that notices intended for such stockholder or director be mailed or delivered to some other address, in which case the notice shall be mailed to or delivered at the address designated in such request. Notice by messenger shall be deemed to be given when such notice is delivered to the address of a stockholder or director as specified above. Notices to directors also may be given orally in person or by telephone, or by telex, telegram, cable, or other similar means, or by leaving the notice at the residence or usual place of business of a director. Notice by oral communication, telex, telegram, cable, or other similar means shall be deemed to be given upon dispatch of such notice. Notice by messenger shall be deemed to be given when such notice is delivered to a director's residence or usual place of business. Notices, requests, and other communications required or permitted to be given or communicated to the Company by the Certificate of Incorporation, these Bylaws, or any other agreement shall be in writing and may be delivered by messenger, United States mail, telex, telegram, cable, or other similar means. Notice to the Company shall be deemed to be given upon actual receipt of such notice by the Company.

               Section 6.2.  Waiver of Notice.
                             ----------------

               Whenever notice is required to be given by the General Corporation law of the State of Delaware, the Certificate of Incorporation, or these Bylaws, a written waiver of notice signed by the person entitled thereto, whether before or after the time stated in the notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, Board of Directors, or committee of the Board of Directors need be specified in any written waiver of notice.

                                   ARTICLE VII
                                    OFFICERS
                                    --------

               Section 7.1.  Officers.
                             --------

               At its annual meeting, or at such other meeting as it may determine, or by unanimous written consent of the directors without meeting, the Board of Directors shall elect such officers as the Board of Directors from time to time may designate or the business of the Company may require. The Chairman of the Board shall be selected from among the directors on the Board of Directors, but no other executive officer need be a member of the Board of Directors. Any number of offices may be held by the same person.

               Section 7.2.  Other Officers and Agents.
                             -------------------------

               The Board of Directors also may elect such other officers and agents as the Board of Directors from time to time may determine to be advisable. Such officers and agents shall serve for such terms, exercise such powers, and perform such duties as shall be specified from time to time by the Board of Directors.

               Section 7.3.  Tenure, Resignation, Removal and Vacancies.
                             ------------------------------------------

               Each officer of the Company shall hold his office until his or her successor is elected and qualified, or until his or her earlier resignation or removal; provided, that if the term of office of any officer elected pursuant to Section 7.2 of these Bylaws shall have been fixed by the Bylaws or determined by the Board of Directors or other governing body, such person shall cease to hold office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed such person. Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors; provided, that any such removal shall be without prejudice to the rights, if any, of the officer so employed under any employment contract or other agreement with the Company. Any officer may resign at any time upon written notice to the Board of Directors, the Chairman of the Board, or the President. Unless specified otherwise in the notice, such resignation shall take effect upon receipt of the notice by the Board of Directors, the Chairman of the Board, or the President. The acceptance of the resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the Company by death, resignation, removal, or otherwise shall be filled by the Board of Directors and such successor or successors shall hold office for such term as may be specified by the Board of Directors.

               Section 7.4.  Compensation.
                             ------------

               The salaries or other compensation of officers and agents of the Company elected by the Board of Directors shall be fixed from time to time by the Board of Directors.

               Section 7.5.  Authority and Duties.
                             --------------------

               All officers and agents, as between themselves and the Company, shall have such authority and perform such duties in the management of the Company as may be provided in these Bylaws and as generally pertain or are necessarily incidental to the particular office or agency. In addition to the powers and duties hereinafter specifically prescribed for certain officers of the Company, the Board of Directors from time to time may impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit, and the Board of Directors from time to time may impose or confer any or all of the duties and powers hereinafter specifically prescribed for any officer upon any other officer or officers. The Board of Directors may give general authority to any officer to affix the corporate seal of the Company and to attest the affixing by his or her signature.

               Section 7.6.  The Chairman of the Board.
                             -------------------------

               The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors, and shall be a member of all standing committees of the Board of Directors. The Chairman of the Board shall have general management of the business of the Company, shall see that all resolutions and orders of the Board of Directors are carried into effect, shall vote, in the name of the Company, stock or securities in other corporations or associations held by the Company unless another officer is designated by the Board of Directors for that purpose, and in connection with all of the foregoing shall be authorized to delegate to the President and the other officers such of his or her powers and such of his or her duties as he or she may deem to be advisable.

               Section 7.7.  The President.
                             -------------

               The President shall have general and active management, supervision, direction, and control of the business of the Company. He or she shall assist the Chairman of the Board in the management of the Company and in the absence or disability of or upon the delegation by the Chairman of the Board he or she shall preside at all meetings of stockholders and of the Board of Directors. He or she shall report from time to time to the Board of Directors all matters within his or her knowledge which the interest of the Company may require to be brought to the attention of the Board of Directors. The President shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation and shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his or her office and shall have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors or the Chairman of the Board.

               Section 7.8.  The Vice President(s).
                             ---------------------

               The Vice President, if any be so appointed by the Board of Directors, or if there be more than one, the Vice Presidents, shall perform such duties as may be specifically assigned to them from time to time by the Board of Directors, the Chairman of the Board, or the President. In case of the absence or disability of the President, and if the Board of Directors, the Chairman of the Board, or the President has so authorized, the Vice President, or if there be more than one Vice President, such Vice President as the Board of Directors, the Chairman of the Board, or the President shall designate, shall perform the duties of the office of the President.

               Section 7.9.  The Treasurer.
                             -------------

               The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books and records belonging to the Company. He or she shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors or any officer of the Company authorized by the Board of Directors to make such designation. The Treasurer shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his or her office and shall perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors, the Chairman of the Board, or the President. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, the Chairman of the Board, or the President, taking proper vouchers for such disbursements. He or she shall render to the Chairman of the Board, the President, and the Board of Directors (at its regular and special meetings), or whenever any of them may request it, an account of all of his or her transactions as Treasurer and of the financial condition of the Company. If required by the Board of Directors, he or she shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Company, in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, moneys, and other property of whatever kind in his or her possession or under his or her control belonging to the Company.

               Section 7.10. The Assistant Treasurer(s).
                             --------------------------

               The Assistant Treasurer, if any be so appointed by the Board of Directors, or if there be more than one, the Assistant Treasurers, shall perform such duties as may be specifically assigned to them from time to time by the Board of Directors, the Chairman of the Board, or the President. In case of the absence or disability of the Treasurer, and if the Board of Directors, the Chairman of the Board, or the President has so authorized, the Assistant
Treasurer, or if there be more than one Assistant Treasurer, such Assistant Treasurer as the Board of Directors, the Chairman of the Board, or the President shall designate, shall perform the duties of the office of the Treasurer.

               Section 7.11. The Secretary.
                             -------------

               The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and record the proceedings of such meetings in a book to be kept for that purpose. He or she shall perform like duties for any committees of the Board of Directors when required or requested. He or she shall give, or cause to be given, notice of all meetings of stockholders and, when necessary, of the Board of Directors. The Secretary shall exercise such powers and perform such duties as generally pertain or are necessarily incidental to his or her office and shall perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors, the Chairman of the Board, or the President. The Secretary shall have custody of the corporate seal of the Company and he or she, or an Assistant Secretary, if any, shall have authority to affix the corporate seal to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of an Assistant Secretary.

               Section 7.12. The Assistant Secretary(ies).
                             ----------------------------

               The Assistant Secretary, if any be so appointed by the Board of Directors, or if there be more than one, the Assistant Secretaries, shall perform such duties as may be specifically assigned to them from time to time by the Board of Directors, the Chairman of the Board, or the President. In case of the absence or disability of the Secretary, and if the Board of Directors, the Chairman of the Board, or the President has so authorized, the Assistant
Secretary, or if there be more than one Assistant Secretary, such Assistant Secretary as the Board of Directors, the Chairman of the Board or the President shall designate, shall perform the duties of the office of the Secretary.

                                  ARTICLE VIII
                              CERTIFICATES OF STOCK
                              ---------------------

               Section 8.1.  Form and Signature.
                             ------------------

               The stock certificates representing the stock of the Company shall be in such form or forms not inconsistent with the General Corporation Law of the State of Delaware, the Certificate of Incorporation and these Bylaws as the Board of Directors shall approve from time to time. Stock certificates shall be numbered, the certificates for the shares of stock to be numbered consecutively, and shall be entered in the books and records of the Company as such certificates are issued. No certificate shall be issued for any share until the consideration therefor has been fully paid. Stock certificates shall exhibit the holder's name, certify the class and series of stock and the number of shares in such class and series of stock owned by the holder, and shall be signed (a) by the Chairman of the Board, or any Vice Chairman of the Board, or the President, or a Vice President, and (b) by the Treasurer, or any Assistant Treasurer, or the Secretary, or any Assistant Secretary. Any or all of the signatures on a stock certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Company with the same effect as if he or she were such officer, transfer agent, or registrar on the date of issuance.

               Section 8.2.  Lost, Stolen or Destroyed Certificates.
                             --------------------------------------

               The Board of Directors may direct that a new stock certificate be issued in place of any certificate theretofore issued by the Company which is alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person, or his or her legal representative, claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issuance of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen, or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Company a bond in such sum as the Board of Directors shall direct as indemnity against any claim that may be made against the Company, any transfer agent, or any registrar on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

               Section 8.3.  Registration of Transfer.
                             ------------------------

               Shares of common stock of the Company shall be transferable only upon the Company's books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the stock and transfer books and ledgers of the Company, or to such other person as the Board of Directors may designate. Upon surrender to the Company of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Company shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books and records.

                                   ARTICLE IX
                               GENERAL PROVISIONS
                               ------------------

               Section 9.1.  Record Date.
                             -----------

               In order that the Company may determine the stockholders entitled to notice of, and to vote at, a meeting of stockholders, or to express consent or dissent to corporate action in writing without meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of, and to vote at, a meeting of stockholders shall apply to any adjournment(s) of such meeting; provided, however, that the Board of Directors may, in its discretion, and shall, if otherwise required by these Bylaws fix a new record date for the adjourned meeting.

               Section 9.2.  Registered Stockholders.
                             -----------------------

               Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the Company shall be entitled to recognize the exclusive right of a person registered on its books and records as the owner of shares of stock of the Company to receive dividends and to vote as such owner, shall be entitled to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or other claim to, or interest in, such stock on the part of any other person, whether or not the Company shall have express or other notice thereof.

               Section 9.3.  Dividends.
                             ---------

               The Board of Directors may declare and pay dividends ratably, share for share, on the Company's common stock in all sums so declared, out of funds legally available therefor.

               Section 9.4.  Dividend Declarations.
                             ---------------------

               Dividends on the common stock of the Company may be declared quarterly or semiannually as the Board of Directors may from time to time, in its discretion, determine.

               Section 9.5.  Checks and Notes.
                             ----------------

               All checks and drafts on the bank accounts of the Company, all bills of exchange and promissory notes of the Company, and all acceptances, obligations, and other instruments for the payment of money drawn, signed, or accepted by the Company shall be signed or accepted, as the case may be, by such officer or officers, agent or agents, and in such manner as shall be thereunto authorized from time to time by the Board of Directors or by officers of the Company designated by the Board of Directors to make such authorization.

               Section 9.6.  Fiscal Year.
                             -----------

               The fiscal year of the Company shall commence on January 1 and end on December 31 of each year, unless otherwise fixed by resolution of the Board of Directors.

               Section 9.7.  Corporate Seal.
                             --------------

               The Corporate seal shall be circular in form and shall have inscribed thereon the name of the Company, the year of its organization, and the words "Corporate Seal" and "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

               Section 9.8.  Voting of Securities of Other Issuers.
                             -------------------------------------

               In the event that the Company shall own and/or have power to vote any securities (including, but not limited to, shares of stock) of any other issuer, such securities shall be voted by the Chairman of the Board as provided in Section 7.6 of these Bylaws, or by such other person or persons, to such extent, and in such manner as may be determined by the Board of Directors. If the Company shall be a general partner in any partnership, the acts of the Company in such capacity may be approved by the Board of Directors and taken by the officers as may be authorized or determined by the Board of Directors from time to time.

               Section 9.9.  Transfer Agents.
                             ---------------

               The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of securities (including, but not limited to, stock) of the Company. The Board of Directors may appoint one or more transfer agents and/or one or more registrars and may require all stock certificates and other certificates evidencing securities of the Company to bear the signature of either or both.

               Section 9.10. Books and Records.
                             -----------------

               Except as specifically provided otherwise by the General Corporation Law of the State of Delaware, the books and records of the Company may be kept at such place or places, either within or without the State of Delaware, as may be designated by the Board of Directors.

                                    ARTICLE X
                                 INDEMNIFICATION
                                 ---------------

               Section 10.1. Indemnification and Insurance.
                             -----------------------------

               (a) Right to  Indemnification.  Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (b) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Section 10.1 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 10.1 or otherwise. The Company may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

               (b) Right of Claimant to Bring Suit.  If a claim under  paragraph
(a) of this Section 10.1 is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has failed to meet a standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Company to indemnify the claimant for the amount claimed. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met such standard of conduct nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

               (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 10.1 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

               (d) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

               (e) Expenses as a Witness. To the extent that any director, officer, employee or agent of the Company is by reason of such position, or a position with another entity at the request of the Company, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

               (f) Indemnity Agreements. The Company may enter into agreements with any director, officer, employee or agent of the Company providing for indemnification to the full extent permitted by the General Corporation Law of the State of Delaware.

                                   ARTICLE XI
                            AMENDMENT TO THESE BYLAWS
                            -------------------------

               Section 11.1. By the Stockholders.
                             -------------------

               These Bylaws may be amended or repealed in whole or in part and new Bylaws may be adopted by the affirmative vote of a majority of the aggregate number of shares of the common stock issued and outstanding and entitled to vote on the subject matter, present in person or represented by proxy at a meeting of stockholders provided that notice thereof is stated in the written notice of the meeting.

               Section 11.2. By the Board of Directors.
                             -------------------------

               These Bylaws may be amended or repealed in whole or in part and new Bylaws may be adopted by a majority of the Board of Directors as provided by
Section 109(a) of the General Corporation Law of the State of Delaware and the Certificate of Incorporation.

        CERTIFICATE OF SECRETARY OF FORTUNE NATURAL RESOURCES CORPORATION
                            (a Delaware corporation)



               I hereby certify that I am the duly elected and acting Secretary of said corporation and that the foregoing Bylaws, comprising 16 pages, constitute the Bylaws of said corporation as duly adopted at a meeting of the Board of Directors held on July 13, 1987.





                                               /s/ Cecil O. Basenberg
                                               ---------------------------------
                                               Cecil O. Basenberg,
                                               Secretary